SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.   20549


                                   FORM 8-K



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) MARCH 12, 1997


                           COASTAL BANCORP, INC.
              (Exact name of registrant as specified in charter)


           TEXAS                             0-24526                76-0428727
(State  or  other  jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                   Identification No.)

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#8 GREENWAY PLAZA, SUITE 1500, HOUSTON, TEXAS                 77046
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(Address of Principal executive offices)                 (Zip Code)


Registrant's telephone number including area code    (713) 623-2600
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(Former name or former address, if changed since last report) Not applicable

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ITEM  5.                    OTHER  EVENTS.

          On March 12, 1997, Coastal Bancorp, Inc. ("Coastal") announced that Coastal Banc ssb (the "Bank") has executed a definitive agreement to purchase the Wells Fargo Bank branch located at 441 Austin Avenue in Port Arthur,
Texas. Coastal through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., owns 100% of the voting stock of the Bank, a Texas-chartered state savings bank headquartered in Houston. The purchase includes deposit accounts of approximately $74 million, the owned facility, branch furniture, fixtures and other fixed assets. Consummation of the proposed transaction, which is expected in the third quarter, is contingent upon the approval of the bank regulatory authorities and other customary closing conditions.

ITEM  7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a)          Financial  Statements

               No  financial  statements  are  required.

     (b)          Pro  Forma  Financial  Information

               No  pro  forma  financial  information  is  required.

     (c)          Exhibits

               No.                    Description
               28(b)                    Press  Release,  dated  March 12, 1997



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     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL  BANCORP,  INC.


/s/  Catherine  N.  Wylie                    Date:    March  18,  1997
by:    Catherine  N.  Wylie,  Executive  Vice  President
     and  Chief  Financial  Officer











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                            COASTAL BANCORP, INC.




                                EXHIBIT 28(B)


             PRESS RELEASE OF THE REGISTRANT DATED MARCH 12, 1997



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                            FOR IMMEDIATE RELEASE


            COASTAL BANCORP, INC. SIGNS A DEFINITIVE AGREEMENT TO
               PURCHASE WELLS FARGO BANK BRANCH IN PORT ARTHUR

     HOUSTON (March 12, 1997) - Coastal Bancorp, Inc. (NASDAQ: CBSA) ("Coastal") announced today that it has executed a definitive agreement to purchase the Wells Fargo Bank branch located at 441 Austin Avenue in Port Arthur, Texas.
     The purchase includes deposit accounts of approximately $74 million the owned branch facility, branch furniture, fixtures and other fixed assets. Consummation of the proposed transaction, which is expected in the third quarter, is contingent upon the approval by bank regulatory authorities and other customary closing conditions.
     "We  look  forward  to  the opportunity to serve our new customers in the
City of Port Arthur and the surrounding communities," said Manuel J. Mehos, Chairman and Chief Executive Officer of Coastal. "This purchase will represent our entry into the Golden Triangle area, which is a very attractive market to us given the comparability of the market to the communities we currently serve."
     "The decision to sell was difficult," said Joe Stiglich, Executive Vice President of Wells Fargo. "However, this branch is located in a community isolated from access to our network of Wells Fargo retail outlets, such as in-store branches, banking centers, ATMs and traditional outlets. We therefore cannot deliver the advantages of our anytime-anywhere-banking strategy to this community. Rather than offer limited services, we believe these communities would be better served by local ownership where banking can continue to be delivered as it is today."
     Customers will be notified as soon as possible to assure minimal disruption as the ownership change takes place.
     At December 31, 1996, Coastal had total assets of approximately $2.9 billion, deposits of approximately $1.3 billion, preferred stock (Series A) of Coastal Banc ssb of approximately $28.8 million and total common stockholders' equity of approximately $94.1 million.
     Coastal Bancorp, Inc., through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., owns 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered, state savings bank headquartered in Houston. Coastal Banc ssb operates 37 branch offices in metropolitan Houston, Corpus Christi, Austin and small cities in central and south Texas. At December 31, 1996, Coastal Banc ssb was considered to be a "well capitalized" institution according to FDIC guidelines.

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